Exhibit 99.1

DSP Group, Inc. Reports First Quarter 2010 Earnings

SAN JOSE, Calif., April 28, 2010—DSP Group, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications at home, announced today its results for the first quarter ended March 31, 2010.

First Quarter Results:

Revenues for the first quarter of 2010 were $56,109,000, an increase of 41% from revenues of $39,914,000 for the first quarter of 2009. Net loss for the first quarter of 2010 was $184,000, as compared to a net loss of $10,691,000 for the first quarter of 2009. Loss per share for the first quarter of 2010 was $0.01, as compared to a loss per share of $0.41 for the first quarter of 2009.

Non-GAAP Results:

Non-GAAP net income and diluted earnings per share (EPS) for the first quarter of 2010 were $2,657,000 and $0.11, respectively, as compared to non-GAAP net loss of $4,623,000 and non-GAAP loss per share of $0.18 for the first quarter of 2009. Non-GAAP net income and diluted EPS for the first quarter of 2010 excluded the impact of amortization of acquired intangible assets in the amount of $2,498,000, associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V., equity-based compensation expenses of $2,843,000 and income from the reversal of a reserve that was determined to be no longer needed due to the expiration of applicable limitation statutes in the amount of $2,500,000, recorded in the cost of goods sold.

Non-GAAP net loss and loss per share for the first quarter of 2009 excluded the impact of amortization of acquired intangible assets of $3,047,000, associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V. and equity-based compensation expenses of $3,021,000.

Ofer Elyakim, CEO of DSP Group, stated “We continue to improve our financial performance, and feel optimistic about our business outlook. Our first quarter financial results exceeded the higher end of our guidance range as better than expected revenues and lower non-GAAP operating expenses contributed to higher non-GAAP operating income. On the product side, we passed another milestone event by commencing commercial shipments of our XpandR multimedia platform, and anticipate the launch of additional XpandR-based products this year by leading consumer electronic brands.”

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended March 31, 2010 to the same period in 2009 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about the company’s optimism on its business outlook and its expectation that additional XpandR-based products by leading consumer electronics brands will be launched in the market this year. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the timing and ability of the market to recover and the corresponding recovery of DSP Group’s customers; unexpected delays in the introduction of new products; especially the new generation of multimedia products; fluctuations in gross margins associated with the sale of existing products; the impact of reductions in lead times and inventory levels by DSP Group customers and their customers; slower than expected change in the nature of residential communications domain; DSP Group’s inability to develop and produce new products at competitive costs and in a timely manner or failure of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2009 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

About DSP Group

DSP Group, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications at home. Delivering system solutions that combine semiconductors and software with reference designs, DSP Group enables consumer electronics (CE) manufacturers to cost-effectively develop new revenue-generating applications with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, and with a dominant share of the wireless home telephony market, DSP Group provides a broad portfolio of wireless chipsets integrating DECT, Wi-Fi, PSTN and VoIP technologies with state-of-the-art application processors. Enabling converged voice, audio, video and data connectivity across diverse consumer products – from cordless and VoIP phones to home gateways and connected multimedia screens – DSP Group proactively partners with CE manufacturers to shape the future of converged communications at home. For more information, visit www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the first quarter of 2010 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=101665&eventID=2790115

If you cannot join the call, please listen to the replay, which will be available for one week after the call on DSP Group’s Web site or by calling the following numbers:

•	US Dial-In # 1-888-286-8010 (passcode: 36696030)

•	International Dial-In # 1-617-801-6888 (passcode: 36696030)

For more information, please contact Irit Jakoby, Director of Investor Relations; Tel: 1 224 515 6236

Email: irit.jakoby@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
	Unaudited	Unaudited
Product revenues and other	$56,109	$39,914
Cost of product revenues and other	32,521	26,504

Gross profit	23,588	13,410
Operating expenses:
Research and development	13,491	13,738
Sales and marketing	4,444	4,516
General and administrative	3,762	3,814
Amortization of intangible assets	2,498	3,047

Total operating expenses	24,195	25,115

Operating loss	(607)	(11,705)
Other income :
Interest and other income, net	425	603

loss before provision for income taxes	(182)	(11,102)
Provision for income taxes (income tax benefit)	2	(411)

Net loss	$(184)	$(10,691)

Net loss per share:
Basic	$(0.01)	$(0.41)
Diluted	$(0.01)	$(0.41)

Weighted average number of shares of common stock used in the computation of:
Basic	23,107	26,083
Diluted	23,107	26,083

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (NON-GAAP)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
	Unaudited	Unaudited
Product revenues and other	$56,109	$39,914
Cost of product revenues and other	34,819	26,296

Gross profit	21,290	13,618
Operating expenses:
Research and development	12,108	12,163
Sales and marketing	4,002	4,058
General and administrative	2,946	3,034

Total operating expenses	19,056	19,255

Operating income (loss)	2,234	(5,637)
Other income :
Interest and other income, net	425	603

Income (loss) before provision for income taxes	2,659	(5,034)
Provision for income taxes (income tax benefit)	2	(411)

Net income (loss)	$2,657	$(4,623)

Net earnings (loss) per share:
Basic	$0.11	$(0.18)
Diluted	$0.11	$(0.18)

Weighted average number of shares of common stock used in the computation of:
Basic	23,107	26,083
Diluted	23,698	26,083

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)	(Unaudited)
GAAP net loss	$(184)	$(10,691)

Equity-based compensation expense Included in cost of product revenues	202	208
Equity-based compensation expense Included in R&D	1,383	1,575
Equity-based compensation expense Included in SG&A	1,258	1,238
Amortization of intangible assets related to NXP transaction	2,498	3,047
Reversal of a reserve that was determined to be no longer needed due to the expiration of applicable limitation statutes included in costs of goods sold	(2,500)	0
Non-GAAP net income (loss)	$2,657	$(4,623)

Non-GAAP basic earnings (loss) per share	$0.11	$(0.18)
Non-GAAP diluted earnings (loss) per share	$0.11	$(0.18)

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$38,367	$37,986
Restricted deposits	120	120
Marketable securities and short term deposits	23,540	19,567
Trade receivables, net	33,855	28,352
Inventories	11,855	12,427
Other accounts receivable and prepaid expenses	12,688	12,162
Deferred income taxes	138	178

Total current assets	120,563	110,792

Property and equipment, net	9,678	10,090

Long term marketable securities and deposits	57,274	65,392
Severance pay fund	9,882	9,521
Deferred income taxes	8	15
Intangible assets, net	17,922	20,473
Investment in other companies	2,200	2,200
Long term prepaid expenses and lease deposits	1,302	1,286

	88,588	98,887

Total assets	$218,829	$219,769

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$18,903	$18,309
Other current liabilities	18,915	24,470

Total current liabilities	37,818	42,779
Accrued severance pay	10,950	10,572
Accrued pensions	911	929

Total long term liabilities	11,861	11,501

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	328,423	325,579
Accumulated other comprehensive income	2,084	2,174
Less – Cost of treasury stock	(120,871)	(123,350)
Accumulated deficit	(40,509)	(38,937)

Total stockholders’ equity	169,150	165,489

Total liabilities and stockholders’ equity	$218,829	$219,769